Exhibit 99.2

FIRSTFED AMERICA BANCORP, INC.

Form of Election and Guidelines

     Please refer to the accompanying Proxy Statement/Prospectus for an explanation of the terms of the election. If you tender your shares of FIRSTFED AMERICA BANCORP, INC. common stock (“FIRSTFED Shares”) to make an election, you will not be able to sell those FIRSTFED Shares until after the merger, unless you revoke your election prior to 5:00 P.M., New York time on April 21, 2004, (the “Election Deadline”).

GUIDE TO FORM OF ELECTION (ON NEXT PAGE)

(1)	Please print on pages 4 and 5 the Certificate numbers, name and address of Record Holders of such Certificates and the number of FIRSTFED Shares that you are tendering herewith.

(2)	The Social Security Number or Taxpayer ID Number is listed on your account. Please verify that this is your correct Social Security Number or Taxpayer ID Number. If your Social Security Number or Taxpayer ID Number is incorrect, please print the correct number in the area provided.

Choose one of the following Elections (Box 3, 4 or 5 below)

(3)	If you mark Box 3, you are electing stock consideration for all of your FIRSTFED Shares tendered herewith, subject to possible proration as described in the accompanying Proxy Statement/Prospectus (“Stock Consideration”).

(4)	If you mark Box 4, you are electing cash consideration for all of your FIRSTFED Shares tendered herewith, subject to possible proration as described in the accompanying Proxy Statement/Prospectus (“Cash Consideration”).

(5)	If you mark Box 5, you are electing a combination of Stock Consideration and Cash Consideration, subject to possible proration as described in the accompanying Proxy Statement/Prospectus. Please insert the number of FIRSTFED Shares tendered herewith for which you are electing Stock Consideration, subject to possible proration. Cash Consideration, subject to possible proration, will automatically be elected for the remainder of your FIRSTFED Shares tendered herewith.

(6)	Mark this box and complete Box A on page 6 if you would like your Stock or Cash Consideration to be issued in another name.

(7)	All registered owners, as shown on the Form of Election, must sign the Form of Election. Do not sign FIRSTFED Share Certificates.

(8)	Please give us your daytime and/or evening telephone number in case we need to contact you.

(9)	If any Certificate representing FIRSTFED Shares has been lost, stolen or destroyed, the holder should notify the Exchange Agent in writing and await instructions as to how to proceed. The Exchange Agent is: American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038, Phone 800-937-5449.

(10)	Complete Substitute Form W-9 (on the back of the Form of Election).

     If you elect to participate in the Election and your FIRSTFED Shares are held in certificated form, we must receive a properly completed Form of Election, together with your FIRSTFED Share Certificate(s) (unless you follow the procedures for guaranteed delivery or procedures with respect to lost Certificates as specified by the Transfer Agent) and any other required documents at one of the addresses below prior to 5:00 P.M., New York time, on April 21, 2004.

ADDRESS

American Stock Transfer &
Trust Company
59 Maiden Lane
New York, NY 10038
Tel: 800-937-5449

     Delivery of the Form of Election to an address other than those set forth above will not constitute a valid delivery to the Exchange Agent.

     If you send Certificate(s) representing FIRSTFED Shares with the Form of Election by mail, it is recommended that you use registered mail insured for 3% of the market value ($20.00 minimum), return receipt requested.

     For more information, please call American Stock Transfer & Trust Company at 800-937-5449.

To Change the Name on Your Account

1.	Tender all FIRSTFED Share Certificates issued to your account.

2.	Provide the exact name, address and Social Security Number or Taxpayer ID Number of the new owner in Box A. If you need more room, please list the information on a separate sheet.

3.	All registered owners must sign the form on page 5 exactly as names currently appear on the Form of Election. Signatures must be Medallion Guaranteed. A Medallion Guarantee may be executed by a commercial or savings bank, trust company, credit union or brokerage firm. A Notary Public seal is not acceptable.

Detach Form Before Mailing

FIRSTFED AMERICA BANCORP, INC. FORM OF ELECTION
THIS FORM MUST BE RETURNED WITH YOUR STOCK CERTIFICATES. DO NOT SIGN
CERTIFICATES.

DESCRIPTION OF FIRSTFED SHARES TO BE SURRENDERED

Names of Record Holder(s) as Shown on Certificate(s) and Address(es) of Such Record Holder(s)*	Certificate(s) Being Surrendered (Attach Additional List if Necessary)

	Certificate Number**	Number of Share(s) Represented by Each Certificate (or Covered by Guarantee of Delivery)

Total Shares

* For delivery using Guarantee of Delivery Procedures, please fill in name(s) exactly as they will appear on the Certificate(s) when delivered.
** Certificate numbers not required if Certificate(s) will be delivered using Guarantee of Delivery Procedures.

FIRSTFED AMERICA BANCORP, INC. FORM OF ELECTION
THIS FORM MUST BE RETURNED WITH YOUR STOCK CERTIFICATES. DO NOT SIGN
CERTIFICATES.

(1)	Number of FIRSTFED Shares tendered herewith

(2)	Corrected Taxpayer ID No.

You must mark either Box (3), (4) or (5) to participate in the Election.

(3)	☐ Mark this box to receive 0.5954 shares of common stock of Webster Financial Corporation, subject to proration, for all of your FIRSTFED Shares (“Stock Consideration”).

OR

(4)	☐ Mark this box to receive $24.50 in cash, without interest, subject to proration, for all of your FIRSTFED Shares (“Cash Consideration”).

OR

(5)	☐ Mark this box to receive a combination of Stock Consideration and Cash Consideration, subject to proration. Insert the number of FIRSTFED Shares for which you elect Stock Consideration.

(6)	☐ For a name change, mark this box and complete Box A.

(7)
Signature of Owner

and
Signature of Co-Owner, if any

(8)
Daytime Phone #

Evening Phone #

If signature is by a person(s) other than the record holder(s) and in the capacity of trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person(s) acting in a fiduciary or representative capacity, please provide the following information.

Name:
Capacity:
Address:

You must complete Substitute Form W-9 on the reverse side.

Box A
CHANGE OF NAME ON ACCOUNT

If you want your shares of Webster Financial Corporation (“Webster”) common stock to be issued in another name, fill in this section with the information for the new account name. If you need more room, please use a separate sheet.

Name (Please Print First, Middle & Last Name)

Address (Number & Street)

Address (City, State & Zip Code)

New Account’s Social Security/Taxpayer ID No.

Box B
GUARANTEED DELIVERY

If tendered FIRSTFED Shares are being delivered pursuant to a Notice of Guaranteed Delivery, provide the following information.

Name (Please Print First, Middle & Last Name)

Address (Number & Street)

Address (City, State & Zip Code)	Signature of Current Owner	Date of Execution of Notice of Guaranteed Delivery

New Account’s Social Security/ Taxpayer ID No.	Signature of Co-Owner, if any	Name of Institution that Guaranteed Delivery

Medallion Signature Guarantee
Apply signature guarantee medallion below

The undersigned hereby guarantees the signature(s) that appear(s) on this Form of Election.

Dated:	, 200

Name of Eligible Institution Issuing Guarantee

Note: In the event that the check and/or certificate representing shares of Webster common stock is to be issued in exactly the name of the Record Holder as inscribed on the surrendered FIRSTFED Share Certificate(s), the surrendered Certificate(s) need not be endorsed and no guarantee of the signature on this Form of Election and Letter of Transmittal is required.

(continued on the reverse)

Detach Form Before Mailing

Substitute Form W-9
Department of the Treasury Internal Revenue Service
Payer’s Request for TIN and Certification

Name:

Please check the appropriate box indicating your status: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other	☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.)

City, state, and ZIP code

Part I TIN

PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write “Applied For” in this Part I, complete the “Certificate Of Awaiting Taxpayer Identification Number” below and see “IMPORTANT TAX INFORMATION”.
Social Security Number OR Employer Identification Number

Part II Certification

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign	Signature of
Here	U.S. person ▶	Date ▶

Note: Failure To Complete And Return The Substitute Form W-9 May Result In Backup Withholding Of 28% Of Any Payments Made To You On Account Of The Offer. Please Review The Enclosed Guidelines For Certification Of Taxpayer Identification Number On Substitute Form W-9 For Additional Details, And Please See “Taxpayer Identification Number and Backup Withholding”.

Complete The Following Certification If You Wrote “Applied For”
Instead Of A TIN On The Substitute Form W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Sign	Signature of
Here	U.S. person ▶	Date ▶

INSTRUCTIONS FOR COMPLETING
THE FORM OF ELECTION

     These instructions are for the accompanying Form of Election for the shares of common stock of FIRSTFED AMERICA BANCORP, INC. (“FIRSTFED Shares”). All elections are subject to the terms of the Agreement and Plan of Merger that was furnished to stockholders as Appendix A to the Proxy Statement/Prospectus dated March 9, 2004.

     As described in the Proxy Statement/Prospectus, we cannot guarantee that you will receive the form of payment that you elect. It is very important that you complete, sign and return the Form of Election to American Stock Transfer & Trust Company, as the Exchange Agent, before 5:00 P.M., New York time, on April 21, 2004 (the “Election Deadline”). Please use the enclosed green envelope, addressed to the Exchange Agent, to return the Form of Election, together with all of your stock certificates for FIRSTFED Shares or submit your FIRSTFED Shares by book-entry transfer (see below). All stock certificates for FIRSTFED Shares must be submitted with the Form of Election no matter what election you make, unless the procedure for book-entry transfer is followed (see below). If you tender your FIRSTFED Shares to make an election, you will not be able to sell those FIRSTFED Shares until after the merger, unless you revoke your election prior to the Election Deadline.

     Any disputes regarding your election or the elections made by other FIRSTFED AMERICA stockholders will be resolved by Webster Financial Corporation (“Webster”), which decision will be final for all parties concerned. The Exchange Agent has the absolute right to reject any and all Forms of Election which it determines are not in proper form or to waive defects in any form. Surrenders of Certificates will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. Please return your Form of Election promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

     Shares Held by a Broker, Bank or Other Nominee; Book-entry Transfer

     If some of your FIRSTFED shares are held in “street name” by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on what to do with those shares, and follow those instructions. These shares may be eligible for book-entry transfer from your broker, bank or other nominee to the account of the Exchange Agent. These instructions may require that you and your broker, bank or other nominee complete and deliver, to the Exchange Agent, the enclosed Notice of Guaranteed Delivery, along with a duly executed Form of Election. In completing the Notice of Guaranteed Delivery, you or your broker, bank or other nominee should check the applicable box on the Notice of Guaranteed Delivery to indicate that the shares will be tendered by book-entry transfer, and provide the DTC Account Number and Transaction Code Number in the applicable spaces.

     Account Information

     The box entitled “DESCRIPTION OF FIRSTFED SHARES SURRENDERED” on the front of the Form of Election shows the registration of your account and the number of shares owned by you as reflected on the records of FIRSTFED as of March 3, 2004.

     Mark through any incorrect address information that is printed in this area on the Form of Election. Clearly print your correct address in the space beside the printed information.

     If you are a trustee, executor, administrator or someone who is acting on behalf of a stockholder and your name is not printed on the Form of Election, you must include your full title and send us proper evidence of your authority to submit the form to exchange the FIRSTFED Shares.

     Election Options and Required Signatures

     The terms of the merger agreement allow you to choose the form of consideration you receive in exchange for your FIRSTFED Shares. However, because the number of Webster shares to be issued and the amount of cash to be paid in the merger are fixed, we cannot guarantee that you will receive the form of merger consideration that you elect. Stockholders receiving any Webster common stock as consideration in the merger will receive cash in lieu of any fractional shares of Webster common stock. For more information regarding the election and proration procedures, please refer to the Proxy Statement/Prospectus dated March 9, 2004. Regardless of the option you choose, your stock certificates or Notice of Guaranteed Delivery must be returned with the completed and duly executed Form of Election for your election to be valid. If you do not hold shares in certificated form, you are still required to complete and return the Form of Election (please contact your broker, bank or other nominee for more information).

     Payment Options

     Select from the following options:

•	The right to receive 0.5954 shares of common stock of Webster Financial Corporation, subject to possible proration, for all of your FIRSTFED Shares (“Stock Consideration”);

•	The right to receive $24.50 in cash per share, without interest, subject to possible proration, for all of your FIRSTFED Shares (“Cash Consideration”); or

•	Stock Consideration for the number of shares designated by you as being tendered in the space provided on the Form of Election and Cash Consideration for the remainder of your shares tendered.

     If you fail prior to the Election Deadline to submit a properly completed Form of Election, together with your stock certificates (or a properly completed Notice of Guaranteed Delivery) or complete the procedure for book-entry transfer, you will be deemed not to have made an election. As a non-electing holder, you will be paid approximately equivalent value per share to the amount paid per share to holders making elections, but you may be paid all in cash, all in Webster common stock, or in part cash and part Webster common stock, depending on the remaining pool of cash and Webster common stock available for paying merger consideration after honoring the cash elections and stock elections that other stockholders have made.

     Required Signatures

     All stockholders listed on the account must sign the Form of Election. Please be sure to include your daytime telephone number.

     Taxpayer Identification Number and Backup Withholding

     In order to avoid “backup withholding” of federal income tax on payment of the merger consideration, each holder of FIRSTFED Shares must, unless an exemption applies, provide the Exchange Agent with such holder’s correct taxpayer identification number (“TIN”) on Substitute Form W-9 in this Letter of Transmittal and certify, under penalties of perjury, that such TIN is correct, that such stockholder is not subject to backup withholding and that such stockholder is a U.S. person. If a surrendering stockholder is subject to backup withholding, such stockholder must cross out item (2) of the Certification in Part 3 of the Substitute Form W-9.

     Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the Internal Revenue Service (“IRS”). If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

     The surrendering stockholder is required to give the Exchange Agent the TIN (i.e., the social security number or the employer identification number) of the record holder of the FIRSTFED Shares. If the FIRSTFED Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

     If the surrendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such stockholder should write “Applied For” in the space provided for the TIN in Part 1 of the Substitute Form W-9 and sign and date the Substitute Form W-9, and the stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 28% on all reportable payments made prior to the time a properly certified TIN is provided to the Exchange Agent.

     Certain stockholders (including, among others, all corporations and certain foreign individuals and entities) are exempt from backup withholding. Non-corporate, non-U.S. holders should complete, sign and submit a Form W-8BEN in order to avoid backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more instructions.

BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU DO THE FOLLOWING:

(1)	Verify the election you have chosen;

(2)	Sign, date and include your daytime phone number;

(3)	Verify the Social Security Number or Taxpayer ID Number printed on the form and complete the Substitute Form W-9; and

(4)	Include your FIRSTFED Share Certificates along with the Form of Election in the enclosed green envelope.

     Box A: Change of Name on Account

     If you want your shares of Webster common stock registered in, and/or your check made payable to, a name or names different from the name(s) printed on the Form of Election, please follow the instructions below.

     First, print the name(s) and address(es) of the person(s) to receive the shares of Webster common stock and/or check in the space provided. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. Any documents must accompany your FIRSTFED stock certificate(s), if applicable, and your Form of Election.

     Name change due to marriage or transfer of ownership to another individual:

1.	Obtain a signature guarantee for the stockholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings and loan who is a member of the Securities Transfer Agents Medallion Program (“STAMP”), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

     Stockholder whose name is printed on the Form of Election is deceased. You are the executor or administrator of the estate:

1.	Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2.	Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings and loan who is a member of the Securities Transfer Agents Medallion Program (“STAMP”), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

     The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor only:

1.	Provide a certified (under raised seal) copy of death certificate.

2.	Survivor’s signature (signature guarantee is not necessary in this case).

     The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor and adding a name:

1.	Provide a certified (under raised seal) copy of death certificate.

2.	Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings and loan who is a member of the Securities Transfer Agents Medallion Program (“STAMP”), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

     The account is a custodial account and the former minor has reached the legal age of majority:

1.	The former minor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings and loan who is a member of the Security Transfer Agents Medallion Program (“STAMP”), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2.	Provide a certified (under raised seal) copy of the birth certificate for the former minor.

     If the request is being made by the minor who has now reached the age of majority:

1.	The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings and loan who is a member of the Securities Transfer Agents Medallion Program (“STAMP”), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

     You want to have the account registered in the name of a trust:

1.	Obtain a signature guarantee for the stockholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings and loan who is a member of the Securities Transfer Agents Medallion Program (“STAMP”), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2.	Provide a copy of the first and last pages of the trust agreement.

     If your circumstances differ from those listed above, or if you have any other questions, please contact the Exchange Agent at 800-937-5449 (toll free).

     Box B: Notice of Guaranteed Delivery

     Complete Box B if you are not delivering your FIRSTFED stock certificate(s) with the Form of Election or the procedure for book-entry transfer cannot be completed on a timely basis and you will be completing the enclosed Notice of Guaranteed Delivery. Stockholders whose stock certificate(s) for FIRSTFED Shares are not immediately available or who cannot deliver their certificates for FIRSTFED Shares to the Exchange Agent or the tendering of whose FIRSTFED Shares by book-entry transfer cannot be completed on or prior to the Election Deadline may make an effective election for their FIRSTFED Shares by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (i) the election must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by the Exchange Agent, together with a properly completed and duly executed Form of Election (or a manually signed facsimile thereof), on or prior to the Election Deadline, and (iii) the stock certificate(s) evidencing all physically surrendered FIRSTFED Shares (or a confirmation evidencing the transfer of all FIRSTFED Shares tendered by book-entry transfer), together with any required signature guarantees, and any other documents required by this Form of Election, must be received by the Exchange Agent by 5:00 p.m., New York time, on April 23, 2004. Please read the Notice of Guaranteed Delivery for more information.

Detach Form Before Mailing

FIRST FEDERAL SAVINGS BANK OF AMERICA
EMPLOYEE STOCK OWNERSHIP PLAN
MERGER CONSIDERATION
ELECTION FORM

The undersigned elects (“Election”) to have the shares of common stock of FIRSTFED AMERICA BANCORP, INC., par value $.01 per share (“FAB Common Stock”), allocated to his or her account in the First Federal Savings Bank of America Employee Stock Ownership Plan (“ESOP”) converted into the right to receive the merger consideration for such shares of FAB Common Stock (if you do not check a box, or if you check the “Mixed Election” box but do not complete the number of shares which are to be the subject of a Stock Election, you will be considered to have made NO ELECTION with respect to all shares of FAB Common Stock owned by you in the ESOP):

STOCK ELECTION. Mark this box to receive 0.5954 shares of common stock of Webster Financial Corporation, subject to proration, for all of the FAB common stock allocated to your ESOP account (“Stock Consideration”); or
CASH ELECTION. Mark this box to receive $24.50 in cash per share, without interest, subject to proration, for all your FAB shares (“Cash Consideration”); or
MIXED ELECTION. Mark this box to receive a combination of Stock Consideration and Cash Consideration, subject to proration. Insert the number of shares of FAB common stock for which you elect Stock Consideration.

          __________________________________          __________________________________
          Participant Name                                                          Participant Signature

     IMPORTANT: To be effective, this Merger Consideration Election Form must be received by First Bankers Trust Company, N.A. no later than April 12, 2004 (the “Election Deadline”). A postage-paid envelope addressed to First Bankers has been included with this form for your convenience.

     All elections are subject to the terms of the merger agreement that is being furnished to FAB stockholders as part of the Proxy Statement/Prospectus dated March 9, 2004.

     If you make an election, you will not be able to sell the shares of FAB Common Stock with respect to which you made an election. If you wish to change or withdraw your election, you must do so prior to the Election Deadline by submitting written notice (and a new election form if you desire to change your election) to First Bankers Trust Company, N.A.

     As described in the Proxy Statement/Prospectus, we cannot guarantee that you will receive the form of payment that you elect. It is very important that you complete, sign and return this Merger Consideration Election Form by the Election Deadline.

Detach Form Before Mailing

FIRST FEDERAL SAVINGS BANK OF AMERICA

EMPLOYEES’ SAVINGS AND PROFIT SHARING PLAN
MERGER CONSIDERATION
ELECTION FORM

The undersigned elects (“Election”) to have the shares of common stock of FIRSTFED AMERICA BANCORP, INC., par value $.01 per share (“FAB Common Stock”), credited to his or her account in the First Federal Savings Bank of America Employees’ Savings and Profit Sharing Plan (“401(k) Plan”) converted into the right to receive the merger consideration for such shares of FAB Common Stock (if you do not check a box, or if you check the “Mixed Election” box but do not complete the number of shares which are to be the subject of a Stock Election, you will be considered to have made NO ELECTION with respect to all shares of FAB Common Stock owned by you in the 401(k) Plan):

STOCK ELECTION. Mark this box to receive 0.5954 shares of common stock of Webster Financial Corporation, subject to proration, for all of the FAB common stock credited to your 401(k) Plan account (“Stock Consideration”); or

CASH ELECTION. Mark this box to receive $24.50 in cash per share, without interest, subject to proration, for all your FAB shares (“Cash Consideration”); or

MIXED ELECTION. Mark this box to receive a combination of Stock Consideration and Cash Consideration, subject to proration. Insert the number of shares of FAB common stock for which you elect Stock Consideration.

Participant Name	Participant Signature

     IMPORTANT: To be effective, this Merger Consideration Election Form must be received by Anthony Weatherford in Human Resources no later than 5:00 p.m., Eastern Time, on April 12, 2004 (the “Election Deadline”).

     All elections are subject to the terms of the merger agreement that is being furnished to FAB stockholders as part of the Proxy Statement/Prospectus dated March 9, 2004.

     If you make an election, you will not be able to sell the shares of FAB Common Stock with respect to which you made an election or change your investment allocation with respect to such shares. If you wish to change or withdraw your election, you must do so prior to the Election Deadline by submitting written notice (and a new election form if you desire to change your election) to Anthony Weatherford in Human Resources.

     As described in the Proxy Statement/Prospectus, we cannot guarantee that you will receive the form of payment that you elect. It is very important that you complete, sign and return this Merger Consideration Election Form to Anthony Weatherford in Human Resources by the Election Deadline.